Applied Therapeutics Inc. 545 Fifth Avenue, Suite 1400 New York, NY 10017 212.220.9319 www.appliedtherapeutics.com

CONFIDENTIAL

June 13, 2025

Riccardo Perfetti

Dear Riccardo:

This letter agreement (this “Agreement”) confirms our agreement regarding the terms of your separation from employment with Applied Therapeutics, Inc. (the “Company”). The Company and you are hereinafter referred to together as the “Parties” and each as a “Party.”

1.
Separation of Employment.

a.
Separation Date. The last day of your employment with the Company will be June 15, 2025 (the “Separation Date”) as mutually-agreed upon by the Parties. Effective as of the Separation Date, you will no longer serve in any and all positions you hold or may have held with the Company and any of its subsidiaries or affiliates, and you will not hold yourself out as an employee or representative of the Company or any other Released Party (as defined below).

b.
Accrued Obligations. The Company will provide you with the Accrued Obligations (as defined in the Employment Agreement), which for the avoidance of doubt are your: (i) base salary accrued through the Separation Date; (ii) accrued but unused, if any, paid time off if required by law or Company policy; and (iii) expense reimbursements accrued by you through the Separation Date. You agree that you are not eligible for any further salary, wages, bonuses, or other compensation or benefits from the Company except as expressly set forth in this Agreement and (to the extent not already paid or provided) the Accrued Obligations. You acknowledge and agree that you have 88 hours accrued but unused paid time off. Your participation, and, if applicable, your dependent(s)’ coverage, under all Company-sponsored employee benefit plans shall end as of your Separation Date and you shall receive separate written notification regarding your right to continue coverage under the Company’s group healthcare plan at your and/or your dependent(s)’ own expense under the Consolidated Omnibus Reconciliation Act of 1985 (as amended, “COBRA”) and any corresponding state law.

c.
Equity Awards. The Parties confirm and agree that, as of the Separation Date and pursuant to the existing agreements, (i) you will hold a total of 665,497 vested options to acquire common shares of the Company (the “Vested Options”) and in accordance with the Company’s 2016 Equity Incentive Plan and 2019 Equity Incentive Plan (collectively, and as amended from time to time, the “Plans”) and the applicable award agreements issued thereunder (together with the Plans, the “Option Equity Documents”), and pursuant to the pre-existing terms of such Vested Options, you will have three (3) months following the Separation Date to exercise the Vested Options (except to the extent such period is extended pursuant to the terms of the Option Equity Documents), and if you do not exercise all of the Vested Options on or prior such date (or, if earlier, the original expiration date of any such Vested Option), any such unexercised Vested Options will be cancelled and forfeited without the payment of any consideration to you; provided, however, that if this Agreement becomes effective and irrevocable, Section 2 of this Agreement shall apply; and (ii) you will hold a total of 573,004 vested restricted stock units relating to common shares of the Company (“Vested RSUs”), which will be settled into common shares of the Company within 15 days following the Separation Date. You acknowledge and agree that (A) you will be responsible for the payment of all applicable withholding taxes and other amounts as set forth in the Plans and other applicable Equity Documents and (B) all outstanding equity awards that you hold with respect to the Company that are not Vested Options or Vested RSUs, including all unvested options to acquire common shares of the Company and all unvested restricted stock units relating to the common shares of the Company, will be cancelled and forfeited without the payment of any consideration to you; provided, however, that if this Agreement becomes effective and irrevocable, Section 2 of this Agreement shall apply.

2.
Severance Benefits. Subject and conditioned upon you (A) reaffirming your confidentiality and assignment obligations by executing (prior to the Separation Date) the Employee Confidential Information and Inventions Agreement which is enclosed as Exhibit A, (B) timely signing and delivering your signed Agreement to the Company, (C) not revoking your consent to the Agreement in accordance with Section 12 below, and (D) complying with the terms and conditions of this Agreement and your Restrictive Covenants Agreements (as defined below), then you shall be eligible to receive the following, in each case, less all applicable withholdings and deductions (collectively, the “Severance Benefits”):

a.
Cash Severance. The Company shall pay you cash severance pay (“Severance”) consisting of salary continuation at your final base salary rate of $580,000 per year effective for the period from the date immediately following the Separation Date to June 15, 2026. The Severance shall be paid in installments in accordance with the Company’s normal payroll practices on the Company’s ordinary payroll dates, with the first installment to be paid on the Company’s first regular payroll date that occurs following the Effective Date (as defined below).

b.
Bonus Severance Payment. The Company will pay you a lump sum cash amount in the amount of $232,000, which is your target Annual Bonus for the year in which the Separation Date occurs (the “Bonus Severance Payment”). The Bonus Severance Payment shall be payable within sixty (60) days following the Effective Date.

c.
COBRA Severance. If you elect COBRA continuation coverage, the Company will continue to pay the cost of your (and, if applicable, your covered dependents’) health care coverage in effect as of the Separation Date either under the Company’s regular health plan (if permitted) or by paying your COBRA premiums (the “COBRA Severance”), subject to your continued eligibility under COBRA for continuation coverage, and in each case, until the earlier of the date (x) that is June 15, 2026, and (y) you obtain health care coverage from another source (e.g., a new employer or spouse’s benefit plan), unless otherwise prohibited by applicable law. You must notify the Company within two (2) weeks if you obtain coverage from a new source. You agree to respond promptly and fully to any reasonable requests for information by the Company concerning your eligibility for such coverage. The payment of COBRA Severance by the Company will not expand or extend the maximum period of COBRA coverage to which you may otherwise be entitled under applicable law. Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot provide the foregoing COBRA Severance without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to you a taxable monthly payment in an amount equal to the monthly COBRA premium that you would be required to pay to continue your group health coverage in effect on the Separation Date (which amount shall be based on the premium for the first month of COBRA coverage), which payments shall be made on the last day of each month regardless of whether you elect COBRA continuation coverage and shall end on the earlier of (x) the date upon which you obtain other coverage or (y) the last day of the twelfth (12th) calendar month following your Separation Date.

d.
Accelerated Vesting. Notwithstanding anything to the contrary in the Option Equity Documents, (i) the Company shall accelerate the vesting of all then-unvested outstanding options to purchase shares of the Company’s Common Stock such that one hundred percent (100%) of such shares shall be deemed immediately vested and exercisable as of the later of the Separation Date or the Effective Date (such later date, the “Accelerated Vesting Date”) and (ii) all of your Vested Options (including the option shares receiving accelerated vesting under the prior clause (i)) shall remain exercisable for and you may exercise such options on or prior to the date which is one year after your Separation Date (except to the extent such period expires on an earlier date or is extended pursuant to the terms of the Option Equity Documents), provided that in order to effectuate the accelerated vesting and extended exercise period contemplated by this section, the unvested portion of the shares subject to any outstanding option to purchase shares of the Company’s Common Stock that would otherwise terminate or be forfeited on the Separation Date will be delayed until the Accelerated Vesting Date (at which time acceleration will occur). Furthermore, notwithstanding anything to the contrary in the applicable award agreement or the Plans with respect to your unvested restricted stock units relating to common shares of the Company (“Unvested RSUs”), the Company will accelerate the vesting of your Unvested RSUs as of the Separation Date, and all vested RSU’s (including the accelerated vested RSU’s shall be settled into common shares of the Company within 15 days following the later of the Separation Date or the Effective Date of this Agreement (with applicable tax withholding achieved by withholding of shares), provided that in order to effectuate the accelerated vesting of RSUs contemplated by this section, the Unvested RSU’s that would otherwise terminate or be forfeited on the Separation Date will be delayed until the Accelerated Vesting Date (at which time acceleration will occur). Except as expressly set forth in this Section 2(d) of this Agreement, the terms of the Equity Documents shall continue in full force in all respects.
e.
Attorney Fees. The Company shall pay or reimburse you for up to $5,000.00 in attorney fees related to this Agreement.

3.
Sufficiency of Consideration. You acknowledge that the Severance Benefits set forth in Section 2 of this Agreement exceed any amount to which you would otherwise be entitled upon termination of employment absent your execution, non-revocation, compliance with this Agreement. You further acknowledge and agree that (a) as of the Company’s most recent payroll payment of salary to you, you were fully paid for all salary, wages, bonuses, and other compensation from the Company and all Released Parties then due to you, including without limitation under your Employment Agreement; (b) you are not entitled to any additional salary, severance, bonuses, or compensation from any Released Party except as referenced in this Agreement and (to the extent not already paid or provided) the Accrued Obligations; and (c) the additional compensation to be paid under this Agreement is due solely from the Company, and Insperity PEO Services, L.P. (“Insperity”) has no obligation to pay the additional compensation, even though its payment may be processed through Insperity.

4.
General Release of Claims.

You, on behalf of yourself and your heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge the Company, Insperity and its and their respective current and former parent companies, subsidiaries and other affiliated companies as well as any and all of their respective predecessors, successors and assigns, and the current and former insurers, directors, officers, agents, shareholders, employees, consultants, representatives, attorneys, and owners of each of the foregoing in their official and personal capacities (collectively, the “Released Parties”), from and against any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, liabilities and demands of any kind whatsoever, whether known or unknown, vested or unvested, accrued or yet to accrue, suspected or unsuspected, contingent or non-contingent (collectively, “Claims”), that, as of the date when you sign this Agreement, you or your heirs, administrators, executors, representatives, successors or assigns have, ever had, now claim to have or ever claimed to have had against any or all of the Released Parties, by reason of any matter, cause or thing whatsoever, including, but not limited to, any such Claims: (i) arising out of or in any way relating to your employment by, affiliation with, or position as an employee, officer, member, or representative of, the Company or any of the Released Parties; (ii) arising out of or relating to tort, fraud, or defamation; (iii) of discrimination, harassment, or retaliation under any federal, state, local or foreign statute or regulation, including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers Benefit Protection Act (OWBPA); (iv) arising under any other federal, state, local or foreign statute or regulation including, without limitation, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (with respect to unvested benefits), the Family and Medical Leave Act, the Equal Pay Act, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the New York Executive Laws (including the New York State Human Rights Law), the New York State Paid Family Leave Benefits Law, the New York State Civil Rights Law, the New York Labor Law, the New York Worker Adjustment and Retraining Notification Act, the New York Corrections Law, the New York City Administrative Code (including the New York City Human Rights Law), the Massachusetts Fair Employment Practices Law, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Minimum Fair Wage Act, the Massachusetts Plant Closing Law, the Massachusetts Wage Act, the Massachusetts Equal Pay Act, the Massachusetts Parental Leave Act, and the Massachusetts Sexual Harassment Statute; (v) for wages, bonuses, incentive compensation, commissions, stock, stock options, vacation pay or any other compensation or benefits, regardless of whether based on the Massachusetts Wage Act, M.G.L. c. 149, §§148-150C, or any other law or agreement, including any treble damages related thereto; (vi) relating to your employment relationship with the Company or any other Released Parties, and/or the termination or cessation of your employment relationship; (vii) relating to wrongful discharge, constructive discharge, violation of public policy, or breach of contract; (viii) for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees related to an otherwise released claim; or (ix) arising under or relating to any policy, agreement, understanding, or promise, written or oral, formal or informal, between the Company or any other Released Parties and you, including but not limited to the Employment Agreement and the Equity Documents; provided however, that notwithstanding the foregoing, nothing contained in this release shall impair, waive and/or release (1) claims and/or rights that the Company and/or any of the Released Parties defend, indemnify and/or hold you harmless, (2) your right to coverage as a beneficiary under any applicable D&O liability insurance policy, (3) your right to enforce the terms of this Agreement, (4) your rights to your Vested Options (including pursuant to Section 2(d)), Vested RSUs (including pursuant to Section 2(d)) and/or any other similar interest and/or equity, (4) any recovery to which you may be entitled pursuant to state laws regarding workers’ compensation and/or unemployment insurance, (5) any rights you may have to vested benefits under any “employee benefit plan” as that term is defined in Section 3(3) of the Employee Retirement Income Security Act, 29 U.S.C. §1002(3), (6) any rights or claims that cannot be validly waived under applicable law, and (7) any claims and/or rights you may have against the Company that arise after the date you sign this Agreement. You acknowledge that the termination of your employment in accordance with this Agreement shall not give rise to any Claims. Subject to Section 5 below, you agree not to accept damages of any nature, other equitable or legal remedies for your own benefit or attorney’s fees or costs from any of the Released Parties with respect to any Claim released by this Agreement.

As a material inducement to the Company to enter into this Agreement, you represent that you have not sold, assigned, transferred, conveyed or otherwise disposed of to any third party any action, lawsuit, debt, obligation, agreement, guarantee, judgment, damage or other Claim of any nature whatsoever relating to the Company, any of the Released Parties, or any matter covered in this Agreement. You also represent and warrant that you have not relied upon any promises or representations, express or implied, that are not expressly set forth in this Agreement.

5.
Protected Activities.

a.
The Parties acknowledge and agree that nothing in this Agreement any other agreement with the Company, or any Company policy or code limits the ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board, the New York State Division of Human rights, the attorney general, a local commission on human rights, or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) exercise any rights under Section 7 of the National Labor Relations Act, which are available to non-supervisory employees, including assisting co-workers with or discussing any employment issue as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) share compensation information concerning you or others (provided that this does not permit you to disclose compensation information concerning others that you obtain because your job responsibilities require or allow access to such information); (v) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; (vi) testify truthfully in a legal proceeding; (vii) voluntarily communicate with an attorney retained by you; (viii) recover an SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; or (ix) communicate with law enforcement. Any such communications and disclosures must be consistent with applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). If a Government Agency or any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually or as part of any collective or class action), but this does not apply to (and the Company shall not attempt in any way to limit) any right you may have to seek or receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency.

b.
Additionally, you are hereby notified, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company that (x) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to your attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed under seal in a lawsuit or other proceeding. If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret information to your attorney and use the trade secret information in the court proceeding, if you (A) file any document containing the trade secret under seal and (B) do not disclose the trade secret except pursuant to court order.

6.
Continuing Obligations.

You acknowledge and agree that your Confidentiality Agreement dated March 21, 2018, the Employee Confidential Information and Inventions Agreement which is enclosed as Exhibit A to this Agreement, and each and every of your restrictions and continuing obligations thereunder, shall apply, remain, and continue in full force and effect after the date and shall survive the execution of this Agreement as if fully set forth herein, provided, however, that all such obligations shall be subject to and interpreted in accordance with Section 5 of this Agreement (collectively, the “Restrictive Covenants Agreements”) and the Restrictive Covenants Agreements are incorporated by reference as material terms to this Agreement. By signing below, you represent and warrant that you have complied at all times with the provisions of the Restrictive Covenants Agreements through your employment and the date hereof. You further acknowledge, agree, and understand that your compliance with your restrictions and obligations in the Restrictive Covenants Agreements are an express condition of your right to the Severance Benefits described above.

Notwithstanding anything to the contrary herein, you acknowledge and agree that Section 17 in the Employment Agreement (the “Dispute Resolution/Arbitration Provision”) shall to the fullest extent permitted by applicable law continue in effect in accordance with its terms; provided, however, that nothing in the Dispute Resolution/Arbitration Provision shall preclude either you or the Company from pursuing court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate, including without limitation relief sought under the Restrictive Covenants Agreements; provided that any other relief shall be pursued through arbitration pursuant to the Dispute Resolution/Arbitration Provision. The Dispute Resolution/Arbitration Provision, and this Section 6, shall be specifically enforceable.

7.
Transitional Services; Cooperation.

You agree to, for a period of sixty (60) days following the Separation Date, cooperate with the Company at mutually convenient times to assist in the transition of your duties and responsibilities by answering any reasonable questions and providing reasonable guidance to the Company, in each case as requested by the Company; provided that the Company shall not utilize this section to require you to make yourself available more than a few hours per week on average.

You agree that, following the Separation Date, you will reasonably cooperate with the Company and/or its representatives (including its and their outside counsel) in connection with (a) the contemplation, prosecution and defense of all phases of existing, past and future litigation about which the Company believes you may have knowledge or information; and (b) responding to requests for information from regulatory agencies or other governmental authorities (together “Cooperation Services”). You further agree to make yourself available to provide Cooperation Services at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by the Company’s counsel. The Company shall not utilize this section to require you to make yourself available to an extent that would unreasonably interfere with full-time employment responsibilities that you may have. Cooperation Services include, without limitation, appearing without the necessity of a subpoena to testify truthfully in any legal proceedings in which the Company calls you as a witness and making yourself available upon reasonable notice for factual interviews, preparation for testimony, providing affidavits, and similar activities. The Company shall reimburse you for reasonable travel expenses that you incur due to your performance of Cooperation Services, after receipt of appropriate documentation consistent with the Company’s business expense reimbursement policy.

8.
Return of Company Property. Pursuant to Section 12 of the Employment Agreement, you are required to return all Company documents (and all copies thereof) and other Company property within your possession, custody or control within five (5) days after your Separation Date. Notwithstanding anything to the contrary in Section 12 of the Employment Agreement, you shall not delete or expunge any information unless expressly instructed to do so by the Company’s Chief Executive Officer. Section 12 of the Employment Agreement, as modified by the foregoing sentence, is referred to herein as the “Return Property Provision.” The Return Property Provision is incorporated by reference as material terms to this Agreement. By signing this Agreement, and unless your right to retain any such property is approved in writing from the Company, you agree to comply with your obligations in the Return Property Provision by returning to the Company all Company property, including, without limitation, your Company-issued laptop, computer equipment, keys and access cards, credit cards and any documents (including electronic documents as well as hard copies) containing information concerning the Company, its business or its business relationships. If you later discover that you have any of the foregoing documents in your possession, custody or control (including, for example, in your personal cloud storage or email account or on a personal computer), you agree to identify such documents to the Company, to deliver identical copies of such documents to the Company (if the Company so requests), and to follow the Company’s instructions regarding the permanent deletion or retention of such documents. The requirements of this Section 8 shall not apply to (a) publicly available documents, or (b) documents relating directly to your own compensation and employee benefits. You further acknowledge, agree, and understand that (i) your good faith compliance with the Return Property Provision and this Section 8 are an express condition of your right to the Severance Benefits described above, and (ii) accordingly, upon your willful breach of any restriction or obligation of the Return Property Provision or this Section 8 all rights and entitlements to the Severance Benefits shall immediately cease, and you shall not receive any further installments, portions, or payments thereafter, and the termination of such Severance Benefits will not affect your continuing obligations under this Agreement (including the Return Property Provision and under the Restrictive Covenants Agreements). To the extent that any such amounts have been paid, you shall return any such amounts to the Company.

9.
Non-Disparagement & Announcement. Subject to Section 5 of this Agreement, and to the fullest extent permitted by law, (i) from and after the Separation Date, you agree not to make any statements, (whether directly or through any other person or entity, and whether orally, in writing, or on the Internet) that disparage, denigrate, defame, or malign the Company or any of its affiliates or any of their respective businesses, activities, operations or the reputations of any of their respective directors, officers, managers, representatives, owners or equity holders; and (ii) the Company agrees to instruct its employees authorized to report on or discuss on the Company’s behalf your employment with the Company or separation from the Company, in writing, not to make any statements (whether directly or through any other person or entity, and whether orally, in writing, or on the Internet) that disparage, denigrate, defame, or malign you or your reputation, provided such written instruction shall state that the instruction shall not be construed to limit any Company employee from providing truthful information for legitimate business purposes, including in connection with any litigation or investigation. The Company’s announcement and any additional public or internal disclosure regarding your departure shall state that Dr. Perfetti departed his role as of June 15, 2025 or words consistent with such statement.

10.
Section 409A; Tax Treatment. The intent of you and the Company is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and authoritative guidance promulgated thereunder (“Section 409A”), to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be exempt from or in compliance therewith, as applicable, or otherwise shall be amended by the parties so to comply. The Company shall make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement that it reasonably determines to be required. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate you for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

11.
No Admission of Wrongdoing. Neither by offering to make, nor by making, this Agreement, does either Party admit any failure of performance, wrongdoing, or violation of law. Nothing in this Agreement, and none of the negotiations or proceedings connected with it, constitutes, will be construed to constitute, will be offered in evidence as, received in evidence as and/or deemed to be evidence of an admission of liability or wrongdoing by the Company or any of the Released Parties, and any such liability or wrongdoing is hereby expressly denied by each of the Company and Released Parties.

12.
Time for Consideration; Effective Date. You acknowledge that you have knowingly and voluntarily entered into this Agreement and that the Company advises you to consult with an attorney before signing this Agreement. You acknowledge and understand that the release of claims in Section 4 herein includes your release and waiver of any and all claims for age discrimination pursuant to the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers Benefit Protection Act (OWBPA). Accordingly, you understand and agree you have been given a period of twenty-one (21) days from the date you receive this Agreement to review and consider the terms of this Agreement (the “Consideration Period”), but that you may sign and return this Agreement sooner if you choose to do so. You agree that any changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day Consideration Period. If you sign this Agreement before the end of the Consideration Period, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire Consideration Period. For the period of seven (7) days from the date when you sign the Agreement (the “Revocation Period”) you have the right to revoke this Agreement by written notice to Les Funtleyder by e-mail at lfuntleyder@appliedtherapeutics.com prior to expiration of the Revocation Period. If not timely revoked, this Agreement will become effective on the eighth (8th) calendar day after the date you sign it, which will be the “Effective Date” of this Agreement. You understand and agree that if you fail to timely sign this Agreement and return your signed Agreement to the Company prior to expiration of the Consideration Period, or if you timely revoke your consent to the Agreement within the Revocation Period, (i) the Company’s offer of the Severance Benefits set forth in Section 2 above shall be null and void, (ii) you shall have no right or entitlement to any of the Severance Benefits described herein, and (iii) your employment shall terminate on the Separation Date with no further payments or compensation owed to you other than as required by applicable law.

13.
Acknowledgments. You acknowledge and agree that the Company and the other Released Parties have fully satisfied any and all obligations owed to you arising out of or relating to your employment with the Company or any other Released Party (including without limitation pursuant to the Employment Agreement), and that, other than as expressly provided in this Agreement, no further sums, payments or benefits are owed to you by the Company or any of the Released Parties. You acknowledge and agree that you have not been provided any advice by the Company regarding the tax or withholding or deduction consequences of the payments and other benefits provided to you under this Agreement under any federal, state or local tax or withholding or deduction laws or regulations. You also acknowledge and agree that you will be solely responsible for the tax liabilities and consequences arising under any federal, state or local withholding or deduction laws or regulations that may result from the payments or benefits referenced in this Agreement. You further acknowledge and agree that payments that you may have previously received from the Company and/or that you may be entitled to receive under this Agreement are or may be subject to clawback or forfeiture pursuant to (a) the Company’s compensation recovery policy adopted pursuant to Rule 10D-1 promulgated under the Securities Exchange Act of 1934 and Nasdaq Rule 5608, or any successor rule (such policy as may be amended and/or restated from time to time, the “Clawback Policy”); and (ii) applicable law. You have received and had an opportunity to review the Clawback Policy and agree to take all required action to enable the enforcement of the Clawback Policy.

14.
Entire Agreement. This Agreement, the Equity Documents (as modified by this Agreement), the Return Property Provision, the Dispute Resolution/Arbitration Provision, and the Restrictive Covenants Agreements, constitute the entire agreement between you and the Company regarding the subject matter hereof, and supersedes any and all prior or other agreements, arrangements, promises, representations or understandings, oral or written, relating thereto (including without limitation the Employment Agreement except for the aforementioned provisions that are preserved); provided however, that nothing herein shall replace, extinguish, or reduce your continuing obligations pursuant to any confidentiality, non-disclosure, non-competition, non-solicitation, no-hire, non-disparagement, intellectual property, inventions assignment, or other restrictive covenant agreement between you and the Company or any affiliate thereof, all of which obligations shall survive this Agreement and continue in full force and effect in accordance with their terms, subject to Section 5 of this Agreement.

15.
Modification; Severability. This Agreement may not be modified except in writing, signed by you and by a duly authorized officer of the Company. This Agreement shall be binding upon your heirs and personal representatives, and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company. This Agreement is personal and may not be assigned by you. This Agreement may be freely assigned, in whole or in part, by the Company, and by signing below, you expressly consent to any such assignment. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the scope thereof, the Parties hereto agree that said court in making such determination shall have the power to reduce the scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

16.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of law principles, as such laws are applied to agreements entered into and to be performed entirely within the State of New York.

17.
Each Party the Drafter. This Agreement, and the provisions contained in it, shall not be construed or interpreted for, or against, any Party because that Party drafted or caused that Party’s legal representatives to draft any of its provisions. You agree that the terms of this Agreement, including the economic terms, have been individually negotiated.

18.
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

* * * * *

The undersigned has read the foregoing Agreement and accepts and agrees to the provisions it contains and hereby signs it freely, voluntarily, and with full understanding of its consequences.

ACCEPTED AND AGREED:
/s/ Riccardo Perfetti		6/13/2025
Riccardo Perfetti	Date
ON BEHALF OF APPLIED THERAPEUTICS, INC.
/s/ Les Funtleyder		6/13/2025
Les Funtleyder Interim Chief Executive Officer and Chief Financial Officer	Date